Exhibit 99.3

Cascade Microtech, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of Gryphics, Inc. (Gryphics) by Cascade Microtech, Inc. (Cascade Microtech). These pro forma condensed combined consolidated statements are presented for illustrative purposes only. The pro forma adjustments described in the notes accompanying the statements are based upon available information and assumptions that we believe are reasonable. These unaudited pro forma condensed combined consolidated financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition. The pro forma condensed combined consolidated financial statements do not purport to represent what the consolidated results of operations of Cascade Microtech would actually have been if the acquisition had in fact occurred on the date we refer to below, nor do they purport to project the results of operations of Cascade Microtech for any future period or as of any historical dates.

Under the purchase method of accounting prescribed by Statement of Financial Accounting Standards No. 141, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is allocated to goodwill. The purchase price allocation is preliminary, subject to future adjustment and has been made solely for the purpose of providing the unaudited condensed combined consolidated financial information discussed below.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2007, was prepared by combining the historical consolidated balance sheet of Cascade Microtech and the historical balance sheet of Gryphics as of March 31, 2007, giving effect to the acquisition as if it occurred on March 31, 2007. The unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2007 was prepared by combining the historical consolidated statement of operations of Cascade Microtech for the three months ended March 31, 2007 and the historical statement of operations of Gryphics for the three months ended March 31, 2007, giving effect for the acquisition as if it had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2006 was prepared by combining the historical consolidated statement of operations of Cascade Microtech for the year ended December 31, 2006 and the historical statement of operations of Gryphics for the year ended December 31, 2006, giving effect for the acquisition as if it had occurred on January 1, 2006. The operating results of Gryphics are included in Cascade Microtech’s statement of operations beginning on the date of acquisition, April 3, 2007.

These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of (a) Cascade Microtech, Inc. included in Form 10-Q as of and for the three months ended March 31, 2007 (filed May 10, 2007), (b) Cascade Microtech, Inc. included in Form 10-K for the year ended December 31, 2006 (filed March 16, 2007), and (c) Gryphics, Inc. included elsewhere herein.

Cascade Microtech, Inc

Unaudited Pro Forma Consolidated Condensed

Combined Balance Sheet

as of March 31, 2007

	Cascade Microtech March 31, 2007	Gryphics Corporation March 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$2,650,239	$998,430			$3,648,669
Short-term marketable securities	43,738,229		(13,767,727)	A	29,970,502
Accounts receivable, net of allowances	18,767,160	994,247			19,761,407
Inventories, net	15,505,600	614,316			16,119,916
Prepaid expenses and other	2,111,917	168,038	(147,439)	B	2,132,516
Deferred income taxes	2,029,480				2,029,480

Total Current Assets	84,802,625	2,775,031	(13,915,166)		73,662,491
Long-term marketable securities	6,596,929				6,596,929
Fixed assets, net of accumulated depreciation	8,599,854	597,593			9,197,447
Deferred income taxes	722,849		(722,849)	C	—
Intangible Assets		384,608	(384,608)	D	13,200,000
			13,200,000	E
Goodwill	1,294,607		14,402,814	E	15,697,421
Other assets, net	4,679,251				4,679,251

Total Assets	$106,696,115	$3,757,232	$12,580,191		$123,033,538

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of capital leases	$5,884	$—			$5,884
Accounts payable	5,614,208	273,889			5,888,097
Deferred revenue	1,008,674				1,008,674
Accrued liabilities	5,014,845	121,518	99,269	B	5,235,632

Total Current Liabilities	11,643,611	395,407	99,269		12,138,287
Capital leases, net of current portion	27,313				27,313
Deferred revenue	197,546				197,546
Deferred income taxes		32,197	3,810,550	C	3,842,747
Other long-term liabilities	1,742,885				1,742,885

Total Liabilities	13,611,355	427,604	3,909,819		17,948,778
Shareholders’ Equity:
Common stock	118,768	10,178	(10,178)	F	118,768
			12,000,000	A	12,000,000
Additional paid-in capital	64,988,577	1,068,609	(1,068,609)	F	64,988,577
Accumulated other comprehensive loss - unrealized					—
holding losses on investments	(4,266)				(4,266)
Retained earnings	27,981,681	2,250,840	(2,250,840)	F	27,981,681

Total Shareholders’ Equity	93,084,760	3,329,628	8,670,373		105,084,760

Total Liabilities and Shareholders’ Equity	$106,696,115	$3,757,232	$12,580,191		$123,033,538

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Cascade Microtech, Inc

Unaudited Pro Forma Condensed

Combined Consolidated Statement of Operations

for the year ended December 31, 2006

	Cascade Microtech Year Ended December 31, 2006	Gryphics Corporation Year Ended December 31, 2006	Pro Forma Adjustments		Pro Forma Combined
Sales	$84,851,624	$7,693,938			$92,545,562
Cost of Sales	47,809,426	2,666,166			50,475,592

Gross Profit	37,042,198	5,027,772	—		42,069,970

Operating Expenses					—
Research and development	8,949,371	916,887			9,866,258
Selling, general, and administrative	24,948,878	1,978,143			26,927,021
Amortization of intangible assets		32,047	(32,047)	A	1,763,571
			1,763,571	B

Total operating expenses	33,898,249	2,927,077	1,731,525		38,556,850

Income from operations	3,143,949	2,100,695	(1,731,525)		3,513,120

Other income (expense)
Interest income	1,614,872	44,508	(472,346)	C	1,187,034
Interest expense	(566)				(566)
Other, net	347,316				347,316

Total other income (expense)	1,961,622	44,508	(472,346)		1,533,784

Income before income taxes	5,105,571	2,145,203	(2,203,870)		5,046,904

Provision (benefit) for income taxes	1,495,140	700,828	(524,409)	D	1,671,559
Net Income	$3,610,431	$1,444,375	($1,679,461)		$3,375,345

Net Income per share:
Basic	$0.31				$0.27
Diluted	$0.30				$0.26
Shares used in computing net income per share
Basic	11,481,666		842,753	E	12,324,419
Diluted	11,959,110		842,753	E	12,801,863

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Cascade Microtech, Inc

Unaudited Pro Forma Condensed

Combined Consolidated Statement of Operations

for the three months ended March 31, 2007

	Cascade Microtech Three Months Ended March 31, 2007	Gryphics Corporation Three Months Ended March 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Sales	$22,470,431	$1,437,048			$23,907,479
Cost of Sales	12,208,423	597,977			12,806,400

Gross Profit	10,262,008	839,071	—		11,101,079

Operating Expenses					—
Research and development	2,639,362	265,099			2,904,461
Selling, general, and administrative	6,769,870	460,784			7,230,654
Amortization of intangible assets		8,595	(8,595)	A	440,893
			440,893	B

Total operating expenses	9,409,232	734,478	432,297		10,576,008

Income from operations	852,776	104,593	(432,297)		525,071

Other income (expense)
Interest income	455,085	10,813	(138,952)	C	326,946
Interest expense	(846)				(846)
Other, net	109,763				109,763

Total other income (expense)	564,002	10,813	(138,952)		435,863

Income before income taxes	1,416,778	115,406	(571,250)		960,934

Provision (benefit) for income taxes	368,492	64,612	(122,198)	D	310,906
Net Income	$1,048,286	$50,794	($449,051)		$650,028

Net Income per share:
Basic	$0.09				$0.05
Diluted	$0.09				$0.05
Shares used in computing net income per share
Basic	11,807,692		842,753	E	12,650,445
Diluted	12,207,076		842,753	E	13,049,829

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

CASCADE MICROTECH, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 1:	ACQUISITION

On April 3, 2007, Cascade Microtech acquired 100% of the assets of Gryphics for an aggregate purchase price of approximately $26,015, which consisted of cash and from the liquidation of short-term marketable securities of $13,768, the fair value of 843 shares of stock issued of $12,000, plus acquisition costs of $247. The fair value of the shares of Cascade Microtech stock issued was determined to be $14.24 per share, using the average closing stock price for a reasonable period before and after the closing date of the acquisition. Acquisition related costs include our estimate for legal, accounting and other costs directly related to the merger.

The purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of market opportunities and customer relationships. Our estimates and assumptions are subject to change. Certain items may impact the final purchase price allocation. Our preliminary evaluation is based on the following as estimated on the date of acquisition:

Purchase price:
Cash consideration		$13,768
Value of stock exchanged		12,000
Direct acquisition costs		247

Total consideration		26,015
Allocated to:
Book values of net assets of Gryphics acquired	3,330
Adjustments to assets and liabilities fair value
Historical intangible assets	(384)
Net Adjustment to Deferred Tax Liabilities	(4,534)

Fair value of net tangible liabilities acquired		(1,588)
Allocated to:
Identifiable intangible assets:
Developed technology (8 year useful life)	8,200
Customer relationships (7 year useful life)	3,700
Non-compete agreements (2 year useful life)	200
Trade name and Trademarks (10 year useful life)	1,100	13,200

Excess purchase price allocated to goodwill		$14,403

NOTE 2:	PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(A)	Adjustment to record the purchase of Gryphics, which includes estimates of $13.8 million in cash and from the liquidation of short-term marketable securities and $12 million in Cascade Microtech common stock.

(B)	Adjustment to record the reduction of acquisition related costs in other prepaid expenses and increase accrued liabilities for direct acquisition costs.

(C)	Adjustments to record deferred tax liabilities on acquired intangibles and to net long-term deferred tax assets against long-term deferred tax liabilities.

(D)	Adjustment to account for the elimination of Gryphics’ historical intangible assets.

(E)	Adjustment to record goodwill and the estimated fair value of identifiable intangible assets acquired. Identifiable intangible assets consist primarily of developed technology and customer relationships which will be amortizable over their useful lives. These lives are currently estimated to be between two and ten years. The fair value and useful life estimates of these assets is preliminary and subject to change.

(F)	Adjustment to record the elimination of Gryphics’ equity.

NOTE 3:	PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Adjustment to account for the elimination of Gryphics historical amortization of $32,047 and $8,595 for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively, related to its intangible assets.

(B)	Adjustment to record the amortization expense related to the identifiable assets acquired. Such assets consist primarily of developed technology, customer relationships, trade names and trademarks, and non-compete agreements, which are amortized over their estimated useful lives. These lives are currently estimated to be between two and ten years. The fair value and useful life estimates of these assets is preliminary and subject to change.

(C)	To reflect the decrease in interest and other income (expense), net due to the reduction in interest income from the estimated use of cash and from the liquidation of short-term marketable securities of $13.8 million related to Cascade Microtech’s purchase of Gryphics.

(D)	To reflect the pro forma tax effect as if the entities were combined as of the beginning of the earliest period presented.

(E)	Reflects the issuance of 842,753 shares of Cascade Microtech, Inc. shares to Gryphics stockholders to complete the merger.